Exhibit 99.1

Weyland Tech Begins Trading Under New Company Name, Logiq, and Ticker Symbol, LGIQ

New York, NY – September 25, 2020 – Logiq, Inc. (formerly Weyland Tech) (OTCQX: WEYL) (OTCQX:LGIQ), a global provider of award-winning eCommerce solutions, has received notification from the Financial Industry Regulatory Authority (FINRA) that its new name, Logiq, Inc., would take effect on the over-the-counter market on September 25, 2020. At the open of trading today, on September 25, 2020, the company commenced trading of its common stock under the new name, Logiq, Inc., and its ticker symbol changed from “WEYL” to “LGIQ.”

“Our new name and ticker reflects our evolution from operating primarily as a mCommerce services company to becoming a leading innovator of data-driven consumer intelligence and marketing technology,” said Logiq CEO, Tom Furukawa. “We’ve now entered a new stage of accelerated growth and development.”

Over the last year, Logiq acquired a leading e-Commerce platform, formed major industry partnerships and expanded its global presence. Its offerings now extend from mobile commerce and fintech solutions for micro-, small- and medium-sized businesses (MSMBs) to AI-powered customer acquisition for major enterprises and brands.

Customer relationships now range from hundreds of thousands of MSMBs around the world to publicly traded Fortune 500 companies, with marquee U.S. customers that include Home Advisor, QuinStreet and Sunrun.

“Over the next few weeks, we plan to complete our recently announced acquisition of Fixel AI, an award-winning innovator of digital marketing technology,” said Furukawa. “We expect it to further strengthen our consumer intelligence and marketing capabilities, and help keep us on track for another year of record growth.”

Logiq recently formed a partnership with Shopee, the leading online shopping platform in Southeast Asia and a unit of NYSE-traded Sea Ltd. Logiq announced the integration of its GoLogiq last-mile food delivery app with ShopeePay’s mobile payment platform, followed by the launch of a co-marketing campaign. ShopeePay brings to the campaign strong growth in this market. In its recent quarter, ShopeePay generated 260 million financial transactions, up 130% year-over-year, which drove revenue up 187% to a record $510.6 million.

Logiq announced earlier this week that it expects record revenue of more than $38 million in 2020, with margins expanding across all business segments. It recently engaged a leading U.S. investment bank, The Benchmark Company, to assist in the exploration, evaluation and execution of strategic alternatives designed to enhance shareholder value.

About Logiq

Logiq, Inc. (OTCQX: LGIQ) is a U.S.-based leading global provider of eCommerce, mCommerce, and fintech business enablement solutions. Its AppLogiq™ platform-as-a-service enables small-and-medium sized businesses worldwide to easily create and deploy a native mobile app for their business without technical knowledge or background. AppLogiq empowers businesses to reach more customers, increase sales, manage logistics, and promote their products and services in an easy, affordable, and highly efficient way. AppLogiq is offered in 14 languages across 10 countries and three continents, including some of the fastest-growing emerging markets in Southeast Asia.

The company’s subsidiary, DataLogiq, provides a data-driven, end-to-end eCommerce marketing solution for enterprises and major U.S. brands, including Home Advisor, QuinStreet and Sunrun. Its AI-powered LogiqX™ data engine delivers valuable consumer insights that enhance the ROI of online marketing spend. The company’s PayLogiq™ offers mobile payments, and GoLogiq™ offers hyper-local food delivery services. For more information about Logiq, go to Logiq.com.

Forward-Looking Disclaimer

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. The Company cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the Company's current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by the Company or its affiliates that any of our plans or expectations will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the fitness of our product for a particular application or market, expectations of future events, financial results, and/or business transactions that may not be consummated or realized, as well as other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (“SEC”), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Company Contact

Brent Suen, President

Logiq, Inc.

Email contact

Media & Investor Contact

Ronald Both or Grant Stude

CMA Investor & Media Relations

Tel (949) 432-7566

Email contact